As filed with the Securities and Exchange Commission on December 20, 2006

Registration Nos. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANNER CORPORATION (Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1691604 (I.R.S. Employer Identification No.)

10 South First Avenue Walla Walla, Washington 99362 (509) 527-3636 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Albert H. Marshall, Vice President
Banner Corporation
10 South First Avenue
Walla Walla, Washington 99362
(509) 527-3636
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:
John F. Breyer, Jr., Esq. Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100 (703) 883-2911 (fax)	Dave M. Muchnikoff, P.C. Craig M. Scheer, P.C. Silver, Freedman & Taff, L.L.P. 1700 Wisconsin Avenue, N.W. Washington, D.C. 20007 (202) 295-4500 (202) 337-5502 (fax)

             Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]
             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[__]
             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]
             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [__]
             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [__]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(3)

Debt Securities(4)
Common Stock (5)
Preferred Stock (6)
Warrants (7)
Units(8)
Total	$100,000,000	100%	$100,000,000	$10,700

(1)	In no event will the aggregate initial offering price of all securities issued exceed $100,000,000. The registered securities may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. The registered securities may be sold separately, together or as units with other registered securities.
(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D. to Form S-3 under the Securities Act.
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) of the Securities Act. The proposed maximum aggregate offering price, with respect to debt securities, is calculated excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(4)	Subject to note (1) above, we are registering an indeterminate principal amount of debt securities (which may be senior or subordinated). If any debt securities are issued at an original issue discount, then the offering price may be increased to the extent not to exceed the proposed maximum aggregate offering price less the dollar amount of any securities previously issued. Also, in addition to any debt securities that may be issued directly under this registration statement, we are registering an indeterminate amount of debt securities as may be issued upon the conversion or exchange of other debt securities or preferred stock, for which no consideration will be received by us, or upon exercise of warrants registered hereby.
(5)	Subject to note (1) above, we are registering an indeterminate number of shares of common stock. We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of the debt securities or the preferred stock or upon exercise of warrants registered hereby.
(6)	Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us. We are also registering an indeterminate number of shares of preferred stock as shall be issuable upon exercise of warrants registered hereby. In addition, we are also registering such indeterminate number of shares of preferred stock, for which no consideration will be received by us, as may be issued upon conversion or exchange of debt securities of the Company.
(7)	Subject to note (1) above, we are registering an indeterminate number of warrants representing rights to purchase debt securities, shares of common stock or preferred stock registered hereby.
(8)	Subject to note (1) above, we are registering an indeterminable number of units, which will be comprised of two or more of the securities registered hereby in any combination.

_____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$100,000,000

[INSERT BANNER CORPORATION LOGO]

Banner Corporation

Debt Securities
Common Stock
Preferred Stock
Warrants
Units

          We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, warrants representing rights to purchase these securities and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

          Our common stock is traded on the Nasdaq Global Select Market under the symbol "BANR."

          These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

          This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ __, 2007

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

          We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:
  this prospectus, which provides general information, some of which may not apply to your securities;

  the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

  if necessary, a pricing supplement, which describes the specific terms of your securities.
          If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:
  the pricing supplement, if any;

  the prospectus supplement; and

  the prospectus.
          We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

          Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

Table of Contents

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ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, up to a total dollar amount for all offerings of $100,000,000. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading "Where You Can Find More Information."

          Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Banner Corporation," the "Company," "we," "us," "our" or similar references mean Banner Corporation and references to the "Bank" mean Banner Bank.

WHERE YOU CAN FIND MORE INFORMATION
          We have filed with the SEC a registration statement under the Securities Act of 1933, or the "Securities Act," that registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the "Exchange Act."

          You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

          The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

          The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

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          This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2005
Quarterly Report on Form 10-Q	Quarter ended March 31, 2006
Quarterly Report on Form 10-Q	Quarter ended June 30, 2006
Quarterly Report on Form 10-Q	Quarter ended September 30, 2006
Current Reports on Form 8-K	June 7, 2006, June 19, 2006, July 19, 2006, December 12, 2006 (two reports) and December 19, 2006 (two reports)
          This prospectus also incorporates by reference the description of our common stock set forth in the registration statement on Form 8-A (No. 0-26584) filed on August 8, 1995 and any amendment or report filed with the SEC for the purpose of updating such description.

          In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

          The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

          You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                                           Banner Corporation
                                           Attention: Albert H. Marshall
                                           10 South First Avenue
                                           Walla Walla, Washington 99362
                                           509-526-8894

          In addition, we maintain a corporate website, www.bannerbank.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we

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electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

          We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

          Forward-looking statements, which are based on certain assumptions and describe our future goals, plans, strategies, and expectations, are generally identified by use of the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Although we believe that our plans, intentions and expectations, as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus, the applicable prospectus supplements or any document incorporated by reference. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under Item 1A--"Risk Factors" in our most recent annual report on Form 10-K, under the caption "Risk Factors" in the applicable prospectus supplement, and in other reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to:
  the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;

  changes in general economic conditions, either nationally or in our market areas;

  changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources;

  fluctuations in the demand for loans and in real estate values in our market areas;

  fluctuations in agricultural commodity prices, crop yields and weather conditions;

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  our ability to control operating costs and expenses;

  our ability to successfully implement our branch expansion strategy;

  our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

  our ability to manage loan delinquency rates;

  our ability to retain key members of our senior management team;

  costs and effects of litigation;

  increased competitive pressures among financial services companies;

  changes in consumer spending, borrowing and savings habits;

  legislative or regulatory changes that adversely affect our business;

  adverse changes in the securities markets;

  inability of key third-party providers to perform their obligations to us;

  changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board;

  war or terrorist activities; and

  other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.
          Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

          You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus. We do not assume any obligation to revise forward-looking statements except as may be required by law.

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BANNER CORPORATION

          We are a bank holding company incorporated in the State of Washington. We operate primarily through our wholly-owned subsidiary, Banner Bank, which conducts business from its main office in Walla Walla, Washington and its 58 branch offices and 12 loan production offices located in 24 counties in Washington, Oregon and Idaho. Banner Bank offers a wide variety of commercial banking services and financial products to individuals, businesses and public sector entities in its primary market areas in the Northwest. Banner Bank's primary business is that of a traditional banking institution, accepting deposits and originating loans in the Northwest. Lending activities include commercial business and commercial real estate loans, agricultural business loans, construction and land development loans, one- to four-family residential loans and consumer loans. As of September 30, 2006, we had total consolidated assets of $3.453 billion, total deposits of $2.744 billion and total stockholders' equity of $241.7 million.

          Our common stock trades on the Nasdaq Global Select Market under the symbol "BANR."

          Banner Bank is subject to comprehensive regulation, examination and supervision by the State of Washington Department of Financial Institutions, Division of Banks, or the "Division," and the Federal Deposit Insurance Corporation, or the "FDIC." Banner Corporation is subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve System, or the "FRB," as a bank holding company.

          Our principal executive offices are located at 10 South First Avenue, Walla Walla, Washington 99362. Our telephone number is (509) 527-3636.

          Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 4 of this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

          Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges:
Including interest on customer deposits	1.29 x	1.26 x	1.15 x	1.32 x	1.27 x	1.14 x	1.09 x
Excluding interest on customer deposits	2.20 x	1.69 x	1.43 x	1.78 x	1.65 x	1.35 x	1.22 x

          For the purpose of computation, the term "earnings" represents earnings from continuing operations before taxes and interest expense. Fixed charges, excluding interest on customer deposits, represents interest expense on Federal Home Loan Bank advances and other borrowed

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funds. Fixed charges, including interest on customer deposits, represent all of the foregoing items plus interest on deposits.

USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing our outstanding common stock, financing possible acquisitions of branches, other financial institutions, other businesses that are related to banking or diversification into other banking-relating businesses, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

          The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries' funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

REGULATION AND SUPERVISION

          Our principal subsidiary, Banner Bank, is a Washington-chartered commercial bank and is subject to regulation and supervision by the Division and by the FDIC. As the holding company for Banner Bank, we are a bank holding company subject to regulation and supervision by the FRB.

          Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities, preferred stock and common stock we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

          In addition, dividends, loans and advances from Banner Bank are restricted by federal and state statutes and regulations. The FDIC and the Division can limit Banner Bank's payment of dividends based on, among other factors, the maintenance of adequate capital for such subsidiary bank.

          In addition, there are various statutory and regulatory limitations on the extent to which Banner Bank can finance us or otherwise transfer funds or assets to us, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving Banner Bank and us are limited in amount to 10% of Banner Bank's capital and surplus and, with respect to us and any nonbanking subsidiaries, to an aggregate of 20% of Banner Bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

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          For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2005, and the subsequent quarterly and current reports filed by us with the SEC pursuant to the Exchange Act, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders.

          Changes to the laws and regulations applicable to us or our subsidiaries can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries' financial condition or results of operations.

DESCRIPTION OF THE SECURITIES

          This prospectus contains a summary of the debt securities, the common stock, the preferred stock, the warrants and the units. The following summaries are not meant to be a complete description of each security. However, this prospectus, the accompanying prospectus supplement and the accompanying pricing supplement, if applicable, describe the material terms and conditions for each security. You should read these documents as well as the documents filed as exhibits to the registration statement and the documents incorporated by reference. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF DEBT SECURITIES

          We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the "senior indenture," between us and Wilmington Trust Company, as senior indenture trustee. Subordinated debt securities will be issued under a separate indenture, referred to as the "subordinated indenture," between us and Wilmington Trust Company, as subordinated indenture trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is an exhibit to the registration statement of which this prospectus is a part.

          The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

          The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or

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otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

          Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "Description of Debt Securities--Subordination" and in the applicable prospectus supplement.

          We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:
  the title and series designation;

  the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

  the principal amount payable, whether at maturity or upon earlier acceleration;

  whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

  whether the debt securities will be issued as original issue discount securities (as defined below);

  the date or dates on which the principal of the debt securities is payable;

  any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

  the date from which any interest will accrue;

  any interest payment dates;

  whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

  the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

  the stated maturity date;

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  whether the debt securities are to be issued in global form;

  any sinking fund requirements;

  any provisions for redemption, the redemption price and any remarketing arrangements;

  the denominations of the securities or series of securities;

  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  any restrictions on the offer, sale and delivery of the debt securities;

  the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

  whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

  the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

  a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

  whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

  the identity of each security registrar or paying agent (if other than trustee);

  any provisions granting special rights to securities holders upon the occurrence of specified events;

  any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

  the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

  the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

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  any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

          The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

          Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

          Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

          You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

          Senior Debt Securities. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

          Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior indebtedness, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior indebtedness.

          Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiary, Banner Bank. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

          Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables,

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guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for Banner Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Banner Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

          Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Board of Governors of the Federal Reserve System for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:
  be unsecured;

  have a minimum average maturity of five years;

  be subordinated in right of payment;

  not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer; and

  not contain provisions that would adversely affect liquidity or unduly restrict management's flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Registration and Transfer

          Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

          Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

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          No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

          We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

          Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Redemption and Repurchase

          The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any. Unless otherwise stated in the applicable prospectus supplement, however, we currently do not intend to issue subordinated debt securities with redemption or repurchase features to the extent these features would prevent the subordinated debt securities from qualifying as Tier 2 Capital under the guidelines of the Board of Governors of the Federal Reserve System. See "--Subordinated Debt Securities Intended to Qualify as Tier 2 Capital."

Conversion or Exchange Rights

          If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
  the conversion or exchange price;

  the conversion or exchange period;

  provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

  events requiring adjustment to the conversion or exchange price;

  provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

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  any anti-dilution provisions, if applicable.
Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

          Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of Banner Bank and any other subsidiary. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

          Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:
  default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

  default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

  default in the deposit of any sinking fund payment on the debt securities when due;

  default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

  specified events in bankruptcy or insolvency of the Company; and

  any other event of default provided with respect to the debt securities of any series.
          Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

          Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in

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the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable. The limitation on acceleration described above is intended to permit the subordinated debt securities to qualify as Tier 2 Capital under the guidelines established by the Board of Governors of the Federal Reserve System for bank holding companies.

          At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

          The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:
  in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

  in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.
          The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

          A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:
  that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

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  the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

  the indenture trustee has not received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

  the indenture trustee fails to institute the proceeding within 60 days.
          However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

          We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

          Unless otherwise indicated in the applicable indenture supplement, the Company and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:
  change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

  reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

  reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy or adversely affect any right of repayment of a debt security;

  change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

  impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

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  reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

  make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.
          The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under "--Events of Default."

          Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:
  to evidence the succession of another person to the Company;

  to add to our covenants for the benefit of the holders of all or any series of debt securities;

  to add events of default for the benefit of the holders of all or any series of debt securities;

  to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

  to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

  to establish the form or terms of debt securities of any series;

  to evidence and provide for the acceptance of appointment by a successor indenture trustee;

  to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

  to secure securities;

  to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities;

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  to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

  to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.
Voting

          The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

          Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

          Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

          Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
  there shall be no minimum quorum requirement for such meeting; and

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  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.
Consolidation, Merger and Sale of Assets

          Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than the Company, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

          (1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

          (2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

          (3) we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

          The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

          The indenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities and related junior subordinated debentures that we currently have outstanding.

          The occurrence of any default under either the senior indenture, the subordinated indenture or the indenture between the Company and the indenture trustee relating to our junior subordinated debentures could create a conflicting interest for the indenture trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture, or with respect to the junior subordinated debentures issued to certain Delaware statutory trusts of ours under separate indentures. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

          The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain

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property received in respect of any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

International Offering

          If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

          We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

          We may terminate or "defease" our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

          (1) depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:
  in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

  in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

  a combination of money and U.S. government obligations or foreign government obligations, as applicable;
          (2) delivering:
  an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

  an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

  an opinion of counsel as to certain other matters;

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  officers' certificates certifying as to compliance with the senior indenture and other matters; and
          (3) paying all other amounts due under the indenture.
          Further, the defeasance cannot cause an event of default under the indenture or any other agreement or instrument and no default under the indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Subordination

          The subordinated debt securities will be subordinated in right of payment to all "senior debt," as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

          If the maturity of any subordinated debt securities is accelerated, we will have to repay all senior debt before we can make any payment on the subordinated debt securities.

          In addition, we may make no payment on the subordinated debt securities in the event:
  there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness; and

  the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.
          By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior debt" is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of the Company for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

          (i)          any debt (a) for money borrowed by the Company, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or

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assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of the Company, or to secure the payment of revenue bonds issued for the benefit of the Company whether contingent or otherwise;

          (ii)          any debt of others described in the preceding clause (i) which the Company has guaranteed or for which it is otherwise liable;

          (iii)          the obligation of the Company as lessee under any lease of property which is reflected on the Company's balance sheet as a capitalized lease; and

          (iv)          any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

          "Senior debt" does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of the Company and (4) the subordinated debt securities.

          The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

          The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

          The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

          The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

          Our authorized capital stock consists of:
  25,000,000 shares of common stock, par value $.01 per share; and

  500,000 shares of preferred stock, par value $.01 per share.
          As of December 13, 2006, there were 12,313,290 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

          In this section we describe the material features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation, Bylaws, and to applicable Washington law.

Common Stock

          We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

          Except as described below under "--Anti-takeover Effects - Restrictions on Acquisitions of Securities," each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the shareholders. There are no cumulative voting rights. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any shares of preferred stock that may be outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

          The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to

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the amendment to our Articles of Incorporation, with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

          General. Our Articles of Incorporation permits our board of directors to authorize the issuance of up to 500,000 shares of preferred stock, par value $0.01, in one or more series, without shareholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without shareholder approval (except as may be required by the rules of The Nasdaq Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See "--Anti-Takeover Effects - Authorized Shares."

          The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:
  the designation and stated value per share of the preferred stock and the number of shares offered;

  the amount of liquidation preference per share;

  the price at which the preferred stock will be issued;

  the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

  any voting rights;

  any redemption or sinking fund provisions;

  any conversion provisions; and

  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.
          Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

          We may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

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          Rank. Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:
  senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (referred to as the "junior securities");

  equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (referred to as the "parity securities"); and

  junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.
          Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

          Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

          No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

          Our ability to pay dividends on our preferred stock is subject to policies established by the FRB.

          Rights Upon Liquidation. If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that

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series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

          Because we are a bank holding company, our rights, the rights of our creditors and of our shareholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization may be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

          Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option with prior FRB approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

          In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

          On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

          Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

          Voting Rights. Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Articles of Incorporation.

          Under regulations adopted by the FRB, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a "class of voting securities" and a holder of 10% or more of such series may then be subject to regulation as a bank holding company. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the FRB to acquire or retain 5% or more of that series and (b) any person other than a bank

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holding company may be required to obtain the approval of the FRB to acquire or retain 10% or more of that series.

          Exchangeability. We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Anti-takeover Effects

          The provisions of our Articles of Incorporation, our Bylaws, and Washington law summarized in the following paragraphs may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder's best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of management more difficult.

          Authorized Shares. Our Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock and 500,000 shares of preferred stock. These shares of common stock and preferred stock provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

          Restrictions on Acquisitions of Securities. Our Articles of Incorporation provide for restrictions on voting rights of shares owned in excess of 10% of any class of our equity security. Specifically, our Articles of Incorporation provide that if any person acquires the beneficial ownership of more than 10% of any class of our equity security without the prior approval by a two-thirds vote of our "Continuing Directors," then, with respect to each share in excess of 10%, such person shall be entitled to cast only one-hundredth of one vote per share. An exception from the restriction is provided for any proxy granted to one or more of our "Continuing Directors" and for our employee benefit plans. Under the Articles of Incorporation, the restriction on voting shares beneficially owned in violation of the foregoing limitations is imposed automatically. This provision would operate to restrict the voting by beneficial owners of more than 10% of our common stock in a proxy contest or any other contested matter.

          Board of Directors. Our Board of Directors is divided into three classes, each of which contains approximately one-third of the members of the Board. The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. The classification of directors, together with the provisions in our Articles of Incorporation and

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Bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the Board of Directors, have the effect of making it more difficult for shareholders to change the composition of the Board of Directors. As a result, at least two annual meetings of shareholders will be required for the shareholders to change a majority of the directors, whether or not a change in the Board of Directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable. Our Articles of Incorporation provides that the size of the Board shall be not less than five or more than 25 as set in accordance with the Bylaws. In accordance with the Bylaws, the number of directors is currently set at twelve. The Articles of Incorporation provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the Board of Directors without the consent of incumbent members of the Board. The Articles of Incorporation further provide that a director may be removed from the Board of Directors prior to the expiration of his term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove the entire Board, but only with cause, and replace it with persons of such holders' choice.

          Cumulative Voting, Special Meetings and Action by Written Consent. Our Articles of Incorporation do not provide for cumulative voting for any purpose. Moreover, the Articles of Incorporation provide that special meetings of shareholders may be called only by our Board of Directors. In addition, our Bylaws require that any action taken by written consent must receive the consent of all of the outstanding voting stock entitled to vote on the action taken.

          Shareholder Vote Required to Approve Business Combinations with Principal Shareholders. The Articles of Incorporation require the approval of the holders of at least 80% of our outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been approved in advance by two-thirds of those members of Banner Corporation's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. The term "Related Person" is defined to include any individual, corporation, partnership or other entity (other than tax-qualified benefit plans of Banner Corporation) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Banner Corporation or an affiliate of such person or entity. This provision of the Articles of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of Banner Corporation with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of Banner Corporation or of a subsidiary of Banner Corporation to a Related Person; (iii) any merger or consolidation of a Related Person with or into Banner Corporation or a subsidiary of Banner Corporation; (iv) any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a Related Person to Banner Corporation or a subsidiary of Banner Corporation; (v) the issuance of any securities of Banner Corporation or a subsidiary of Banner Corporation to a Related Person; (vi) the

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acquisition by Banner Corporation or a subsidiary of Banner Corporation of any securities of a Related Person; (vii) any reclassification of common stock of Banner Corporation or any recapitalization involving the common stock of Banner Corporation; or (viii) any agreement or other arrangement providing for any of the foregoing.

          Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with an "Acquiring Person" who acquires 10% or more of the voting securities of a target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the target corporation as a result of the Acquiring Person's acquisition of 10% or more of the shares, or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder. After the five-year period during which significant business transactions are prohibited, a transaction may occur if certain "fair price" criteria or shareholder approval requirements are met. Target corporations include all publicly-traded corporations incorporated under Washington law, as well as publicly traded foreign corporations that meet certain requirements.

          Amendment of Articles of Incorporation and Bylaws. Amendments to our Articles of Incorporation must be approved by a majority vote of our Board of Directors and also by a majority of the outstanding shares of our voting stock, provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Articles of Incorporation, including the provision limiting voting rights, the provisions relating to the removal of directors, shareholder nominations and proposals, the approval of certain business combinations, calling special meetings, director and officer indemnification by us and amendment of our Bylaws and Articles of Incorporation. Our Bylaws may be amended by a majority vote of our Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of shareholders.

          Shareholder Nominations and Proposals. Our Articles of Incorporation generally require a shareholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a shareholder meeting to give not less than 30 nor more than 60 days' advance notice to the Secretary of Banner Corporation. The notice provision requires a shareholder who desires to raise new business to provide certain information to us concerning the nature of the new business, the shareholder and the shareholder's interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder.

          The cumulative effect of the restrictions on a potential acquisition of us that are contained in our Articles of Incorporation and Bylaws, and federal and Washington law, may be to discourage potential takeover attempts and perpetuate incumbent management, even though

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certain shareholders may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

Transfer Agent

          The transfer agent and registrar for our common stock is Computershare.

DESCRIPTION OF WARRANTS

          We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The description of the warrants set forth above and in any prospectus supplement is not complete. You should refer to the form of warrant agreement which will be filed with the SEC in connection with the offering of the warrants.

DESCRIPTION OF UNITS

          We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

          The applicable prospectus supplement may describe:
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  the terms of the unit agreement governing the units;

  United States federal income tax considerations relevant to the units; and

  whether the units will be issued in fully registered or global form.
          The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the

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offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

          We may sell our securities in any of three ways (or in any combination):
  through underwriters or dealers;

  through agents; or

  directly to purchasers or to a single purchaser.
          Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such stock, including:
  the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
          Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

          We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

          We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

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          Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

          We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINION

          The validity of the securities offered hereby will be passed upon for us by Breyer & Associates PC, McLean, Virginia.

EXPERTS

          The consolidated statements of financial condition of Banner Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, in reliance on the reports of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

          The consolidated financial statements for the year ended December 31, 2003 incorporated in this prospectus by reference from Banner Corporation's Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Banner Corporation LOGO

Up to a Maximum Aggregate Offering Price of

$100,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

Prospectus

________ __, 2007

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

             The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

SEC registration fee	$ 10,700
Blue Sky fees and expenses	10,000
Rating agency fees	25,000
Legal fees and expenses	250,000
Accounting fees and expenses	70,000
Trustee fees and expenses	30,000
Printing and engraving fees and expenses	60,000
Miscellaneous	100,000
Total	$555,700

All of the above amounts, other than the SEC registration fee, are estimates.

Item 15. Indemnification of Directors and Officers

            Article XIV of the Registrant's Articles of Incorporation requires indemnification of directors and officers to the fullest extent permitted by Washington law, except for (i) acts or omissions finally adjudged to violate law; (ii) conduct finally adjudged to violate Section 23B.08.310 of the Washington Business Corporation Act (relating to unlawful distributions by the corporation), or (iii) any transaction with respect to which it was finally adjudged that the director or officer personally received a benefit in money, property or services to which that person was not legally entitled. Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933.

            Section 23B08.320 of the Washington Business Corporation Act authorizes a corporation, in its articles of incorporation, to limit a director's personal liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, a knowing violation of law, unlawful distributions by the corporation, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. The Registrant's articles of incorporation limit a director's liability to full extent permitted by Section 23B08.320.

            Under a directors' and officers' liability insurance policy, directors and officers of the Registrant are insured against certain liabilities.

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Item 16. Exhibits

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement for any offering of securities(1)
4.1	Articles of Incorporation of the Registrant (attached as an exhibit to the Registrant's definitive proxy statement filed on June 10, 1998 (File No. 0-26584) and incorporated herein by reference)
4.2	Bylaws of the Registrant (filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-26584) and incorporated herein by reference)
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5	Form of Senior Debt Securities(1)
4.6	Form of Subordinated Debt Securities(1)
4.7	Form of Certificate of Designation for Preferred Stock(1)
4.9	Form of Warrant Agreement(1)
4.10	Form of Unit Agreement(1)
5.1	Opinion of Breyer & Associates PC as to the legality of the securities being registered
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Moss Adams LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Breyer & Associates PC (see Exhibit 5.1)
24.1	Powers of attorney (contained on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

________________________________

(1) To be filed as an exhibit to a document to be incorporated by reference in this Registration Statement.

             (b) Financial Statement Schedules:

                          Not Applicable.

Item 17. Undertakings.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

                          (i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii)             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

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                          (iii)             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registration pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

             (2)             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

             (4)             That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                          (i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                          (ii)             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

             (5)             That, for the purpose of determining any liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

             The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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                          (i)             Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

                          (ii)             Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

                          (iii)             The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

                          (iv)             Any other communication that is an offer in the offering made by the Registrant to the purchaser.

             (6)             That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (7)             That:

                          (i)             For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                          (ii)             For the purposes of determining of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

             (8)             To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Walla Walla, State of Washington, on the 20th day of December, 2006.

BANNER CORPORATION
By:	/s/ D. Michael Jones D. Michael Jones President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

             Each person whose signature appears below appoints D. Michael Jones, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ D. Michael Jones	/s/ Lloyd W. Baker
D. Michael Jones	Lloyd W. Baker
President and Chief Executive Officer; Director	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

Date: December 20, 2006	Date: December 20, 2006
/s/ David Casper	/s/ Robert D. Adams
David Casper	Robert D. Adams
Director	Director

Date: December 20, 2006	Date: December 20, 2006
/s/ Edward L. Epstein	/s/ Jesse G. Foster
Edward L. Epstein	Jesse G. Foster
Director	Director

Date: December 20, 2006	Date: December 20, 2006

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/s/ Gary Sirmon	/s/ Deam W. Mitchell
Gary Sirmon	Dean W. Mitchell
Chairman of the Board	Director

Date: December 20, 2006	Date: December 20, 2006
/s/ Brent A. Orrico	/s/ Wilber Pribilisky
Brent A. Orrico	Wilber Pribilisky
Director	Director

Date: December 20, 2006	Date: December 20, 2006
/s/ Michael M. Smith	/s/ Gordon E. Budke
Michael M. Smith	Gordon E. Budke
Director	Director

Date: December 20, 2006	Date: December 20, 2006
/s/ Constance H. Kravas
Constance H. Kravas
Director

Date: December 20, 2006

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement for any offering of securities(1)
4.1	Articles of Incorporation of the Registrant (attached as an exhibit to the Registrant's definitive proxy statement filed on June 10, 1998 (File No. 0-26584) and incorporated herein by reference)
4.2	Bylaws of the Registrant (filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-26584) and incorporated herein by reference)
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5	Form of Senior Debt Securities(1)
4.6	Form of Subordinated Debt Securities(1)
4.7	Form of Certificate of Designation for Preferred Stock(1)
4.9	Form of Warrant Agreement(1)
4.10	Form of Unit Agreement(1)
5.1	Opinion of Breyer & Associates PC as to the legality of the securities being registered
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Moss Adams LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Breyer & Associates PC (see Exhibit 5.1)
24.1	Powers of attorney (contained on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

(1) To be filed as an exhibit to a document to be incorporated by reference in this Registration Statement.

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